UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.     )

Filed by the Registrant ☒		Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
MPG OFFICE TRUST, INC.

(Name of Registrant as Specified In Its Charter)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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	(2)	Form, Schedule or Registration Statement No.:

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URGENT PROXY VOTING REQUEST

July 3, 2013

Dear Stockholder:

On June 10, 2013, you were mailed proxy information in connection with MPG Office Trust, Inc.'s upcoming Special Meeting of Stockholders to be held on July 17, 2013.

Your vote is important, no matter how large or small your holdings may be. Your failure to vote will have the same result as a vote against the merger and the other transactions contemplated by the merger agreement, so we urge all stockholders to take a moment now and authorize their proxy in favor of the merger proposal.

Voting is quick and easy. Please vote now using one of the following options:

1.	Vote by Telephone: Call the toll-free number printed on your proxy card and follow the recorded instructions.

2.	Vote by Internet: Visit the website indicated on your proxy card and follow the on-line instructions.

3.	Vote by Mail: Mail your signed proxy card in the enclosed postage-paid envelope.

For your convenience, we have enclosed a duplicate proxy card. If you have any questions or need assistance in voting your shares, we encourage you to call our proxy solicitor, MacKenzie Partners, Inc., at (800) 322-2885.

Sincerely,
Paul M. Watson
Chairman of the Board